As Amended and Restated May 3, 2011

BYLAWS

OF

DESERT HAWK GOLD CORP.

ARTICLE I

Corporate Offices

Section 1.  Principal and Registered Offices.  The principal executive office of the Corporation shall be located at such place, either within or without the State of Nevada, as the Board of Directors may specify from time to time.  The Corporation shall have and continuously maintain a registered office and registered agent in the State of Nevada in accordance with the provisions of Section 78.090, or any successor statute, of the Nevada Revised Statutes (the “NRS”).

Section 2.  Other Offices.  The Corporation may have offices at such other places, either within or without the State of Nevada, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1.  Place of Meeting.  Meetings of shareholders shall be held at the principal executive office of the Corporation or at such other place or places, either within or without the State of Nevada, as the Board of Directors shall designate.  In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

Section 2.  Annual Meeting.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.  Special Meeting.  A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by: (a) a majority of the Board of Directors; or (b) the holders of 10% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, in which case, such request shall state the purpose of the proposed meeting.

Section 4.  Notice of Meetings.  Except as otherwise provided by applicable provisions of the general corporation laws of the State of Nevada, written, facsimile, electronic, or posted notice, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, except that no notice of a meeting need be given to any shareholder for which notice is not required to be given under applicable provisions of the general corporation laws of the State of Nevada.  Such notice shall be given either personally, by first-class mail, by telegraphic or other written communication, by facsimile machine when directed to a number at which the stockholder has consented to receive notice, by a posting on an electronic network together with separate notice to the stockholder of the specific posting, or by a form of electronic transmission then consented to by the shareholder to whom the notice is given.  If notice is mailed at least 30 days before the date of the meeting, the notice may be mailed by a class of United States mail other than first class.  Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.  Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, sent by telegram, facsimile or other means of written communication, upon the later of the posting of the notice and the giving of the separate notice in the case of notice by posting, or electronically transmitted to the shareholder in a manner authorized by the shareholder.

Section 5.  Proxies.  Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period, but not to exceed seven (7) years.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of NRS Section 78.355.

Section 6.  Quorum.  Except as otherwise provided by the general corporation laws of the State of Nevada, the holders of at least one-third (⅓) of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting.  In the absence of a quorum, the chairman of the meeting shall have the power to adjourn the meeting in accordance with Article II, Section 7, of these bylaws.  If a quorum is initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shareholders initially constituting a quorum for that meeting.

Section 7.  Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order, except as otherwise provide by the general corporation laws of the State of Nevada.

Section 8.  Adjourned Meeting.  When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting.  If a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record as of such new record date entitled to vote at the meeting.

Section 9.  Voting of Shares.  Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except as otherwise provided in the Articles of Incorporation of the Corporation.  Except as otherwise provided by the general corporation laws of the State of Nevada, the Articles of Incorporation of the Corporation or these bylaws, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

Notwithstanding the foregoing or anything in these Bylaws to the contrary, the holders of record of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (as such terms are defined in that certain Certificate of Designations Preferences and Rights of Series A-1 and A-2 Convertible Preferred Stock of Desert Hawk Gold Corp., filed with the Secretary of State of the State of Nevada, as amended) voting together as a single class but exclusively and as a separate class with respect to any other class, shall be entitled to elect two (2) directors (the “Series A-1 Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, to remove any Series A-1 Directors elected pursuant to this Section 9 and to fill any vacancy caused by the death, resignation or removal of such Series A-1 Directors. Election of the Series A-1 Directors shall be made by a plurality of the votes of the Series A-1 Preferred Stock and Series A-2 Preferred Stock present in person or represented by proxy at the meeting (or consenting in writing).

Section 10.  Shareholder Nominations and Proposals.  Nominations for election as a director, other than the Series A-1 Directors, and proposals for shareholder action may be made only by shareholders of the Corporation of record at the time of the giving of notice provided for herein and shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation: (a) in the case of an annual meeting of shareholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than one hundred twenty (120) days prior to such anniversary date; and (b) in the case of an annual meeting of shareholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  Such notification shall contain a written statement of the shareholder’s proposal and of the reasons therefor, his name and address and number of shares owned, and, in the case of the nomination of a director, nominations shall contain the following information to the extent known by the notifying shareholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee’s qualifications to serve as a director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying shareholder; and (vi) the number of shares owned by the notifying shareholder, and shall be accompanied by the nominee’s written consent to being named a nominee and serving as a director if elected.  A shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended.  Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded. Nominations for the Series A-1 Directors shall be made as determined  from time to time by the holders of more than 50% of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

Section 11.  Record Date for Shareholder Notice.  The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders.  Such record date shall not precede the date on which the Board of Directors adopted the resolution fixing the record date and shall not be more than sixty (60) days or less than ten (10) days prior to the date of such meeting.  If the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 12.  List of Shareholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the Corporation’s principal executive office or at a place specified in the notice of the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 13.  Inspectors of Elections.

(a)           Appointment of Inspectors of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

(b)           Duties of Inspectors.  The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies and ballots, receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c)           Vote of Inspectors.  If there are more than one inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

(d)          Report of Inspectors.  On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

Section 14.  Action Without Meeting.  Any action that the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  The Corporation shall give notice of any action so taken within ten (10) days of the date of such action to those shareholders entitled to vote thereon who did not give their written consent and to those shareholders not entitled to vote thereon.

Section 15.  Remote Communication.  If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at an annual or special meeting of shareholders may, by means of telephone conference or similar method of communication by which all persons participating in the meeting can hear each other:

(a)           Participate in such meeting of shareholders.

(b)           Be deemed present in person and vote at such meeting, whether the meeting is to be held at a designated place or solely by means of remote communication, provided that:

(i)            the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder;

(ii)           the Corporation shall implement reasonable measures to provide such shareholders or proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including, without limitation, an opportunity to communicate and to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)          if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the general corporation laws of the State of Nevada, the Articles of Incorporation of the Corporation or these bylaws.

Section 2.  Number, Term and Qualification.  The number of directors of the Corporation shall be determined from time to time by resolution adopted by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Directors shall be elected annually at the annual meeting of shareholders of the Corporation.  Each director shall hold office until the next annual meeting of shareholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal pursuant to these bylaws.  Directors shall be natural persons 18 years of age or older, but need not be residents of the State of Nevada or shareholders of the Corporation.

Section 3.  Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein.  The acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Vacancies.  Subject to the provisions of the second paragraph of Article II Section 9, any vacancies occurring on the Board of Directors for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors.  Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the shareholders of the Corporation.  A director elected to fill a vacancy or a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 5.  Compensation.  Directors and members of committees may receive such compensation, if any, for their services as such and may be reimbursed for expenses of attendance at meetings of the Board or a committee as may be fixed or determined by resolution of the Board of Directors.  Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

Meetings of Directors

Section 1.  Annual Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the shareholders at the place where such meeting is held.  Notice of annual meetings shall not be required.

Section 2.  Regular Meetings.  The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times.  If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday.  Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

Section 3.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 4. Notice of Special Meetings. Notice of the time and place of special meetings shall be given to each director: (a) in a writing mailed not less than five days before such meeting addressed to the residence or usual place of business of a director; (b) by facsimile, telecopy or telegram sent not less than two days before such meeting to the residence or usual place of business of a director; or (c) in person or by telephone delivered not less than one day before such meeting, or (d) by electronic mail or other electronic means, during normal business hours, not less than one day before such meeting. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 5.  Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors.  If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

Section 6.  Adjourned Meeting.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place.  Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than forty-eight (48) hours.  If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article IV, Section 4 of these bylaws, to the directors who were not present at the time of the adjournment.

Section 7.  Manner of Acting.  Except as otherwise provided by the general corporation laws of the State of Nevada, these bylaws or the Articles of Incorporation of the Corporation, the act of the majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, whether done before or after the action is taken; provided, however, that such written consent shall not be required to be signed by a common or interested director who abstains in writing from providing consent to the action.  Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Nevada or any other State wherein the Corporation may do business.

Section 9.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

Section 10.  Meeting by Use of Conference Telephone.  Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

Committees

Section 1.  Designation of Committees.  The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in these bylaws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to: (a) approve or recommend to shareholders actions or proposals required by the general corporation laws of the State of Nevada to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (d) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee to do so within specifically prescribed limits; or (e) adopt, amend or repeal these bylaws.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.  Minutes.  Each committee shall designate a secretary who shall keep minutes of the committee’s proceedings and shall report thereon to the Board of Directors when required.

Section 3.  Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article IV of these bylaws: Section 2 (regular meetings), Section 3 (special meetings), Section 4 (notice of special meetings), Section 5 (quorum), Section 6 (adjourned meeting), Section 7 (manner of acting), Section 8 (action without meeting) and Section 10 (meeting by use of conference telephone), with such changes in the context of such bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternative members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE VI

Officers

Section 1. Titles. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may also elect a Controller and one or more Vice Presidents and Assistant Secretaries, Assistant Treasurers and such other officers as it shall deem necessary. Except as otherwise provided in these bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2.  Election and Term.  The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board held each year immediately following the annual meeting of the shareholders, and each officer shall hold office until the next annual meeting at which officers are to be elected and until his successor is elected and qualified, or until his earlier resignation or removal pursuant to these bylaws.

Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors, but removal shall be without prejudice to any contract rights of the individual removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  Resignation.  Any officer of the Corporation may resign at any time by giving written notice to the Corporation.  Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein.  The acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  Any vacancies among the officers for any reason (including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these bylaws for regular elections to that office.

Section 6.  Compensation.  The compensation of the officers shall be fixed by or under the direction of the Board of Directors.  No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 7.  Chairman of the Board. The Chairman of the Board shall have general executive powers, as well as the specific powers conferred by these bylaws.  Except as otherwise provided in these bylaws, he shall preside at all meetings of the Board of Directors and Shareholders.  The Chairman of the Board may but need not be an employee of the Corporation.

Section 8.  Chief Executive Officer.  The Chief Executive Officer shall have general charge of the business and affairs of the Corporation.  The Chief Executive Officer may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation.  The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

Section 9.  President.  The President shall have responsibility for the day-to-day operations of the business of the Corporation and shall report to the Chief Executive Officer.  If no Chief Executive Officer is appointed or elected by the Board, the President shall also be the Chief Executive Officer.  The President may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation.  The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws, and in the event of the disability or death of the Chief Executive Officer, he shall perform the duties of the Chief Executive Officer unless and until a new Chief Executive Officer is elected by the directors.

Section 10.  Chief Financial Officer.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The Chief Financial Officer shall be responsible to design internal control over financial reporting by the Corporation, or cause such internal control over financial reporting to be designed under his supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.  The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation.  The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

Section 11.  Vice Presidents.  Each Vice President shall have such powers and perform such duties as shall be assigned to him by the Board of Directors.

Section 12.  Secretary.  The Secretary shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors and shall give all notices required by the general corporation laws of the State of Nevada and by these bylaws.  The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, at the principal office of the Corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each shareholder.  The Secretary shall sign such instruments as may require the signature of the Secretary, and in general may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the secretary of a corporation.  The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

Section 13.  Assistant Secretaries.  Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 14.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements.  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements.  The Treasurer shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

Section 15.  Assistant Treasurers.  Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 16.  Controller and Assistant Controllers.  The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate.  The Controller shall report to the Chief Financial Officer.  Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

Section 17.  Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any Corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised.  The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

Capital Stock

Section 1.  Certificated and Uncertificated Shares

(a)           The interest of each shareholder may but need not be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and entered into the books of the Corporation as they are issued.  Each certificate representing shares shall set forth upon the face thereof the following:

(i)            the name of the Corporation;

(ii)           that the Corporation is organized under the laws of the State of Nevada;

(iii)          the name or names of the person or persons to whom the certificate is issued;

(iv)         the number and class of shares, and the designation of the series, if any, which the certificate represents;

(v)           if different classes of shares or different series within a class are authorized, then the resignations, relative rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate, or, alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge; and

(vi)          if any shares represented by the certificates are subject to any restrictions on the transfer or the registration of transfer of shares, then such restrictions shall be noted conspicuously on the front or back of such certificates.

(b)          Each certificate shall be signed, either manually or in facsimile, by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

(c)           Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of the Corporation of any or all of its classes or series without certificates.  Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(d)           Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder then owning such shares a written statement of the information required to be placed on certificates by Section 1(a) of Article VII of these bylaws and applicable law.

(e)           The Corporation shall not issue any certificates in bearer form.

Section 2.  Transfer of Shares.  Transfer of record of shares of stock of the Corporation shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative.  All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3.  Restrictions on Transfer of Shares.  The Corporation shall have the power to enter into and perform any agreement with any shareholders of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the general corporation laws of the State of Nevada.

Section 4.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 5.  Regulations.  The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 6.  Assessment of Shares.  The stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these bylaws shall not be amended in this particular.

Section 7.  Lost Certificates.  The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction.  When authorizing issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.

ARTICLE VIII

Indemnification

Section 1.  Generally.  The Corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Nevada law.

Section 2.  Expenses.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 3.  Determination by Board of Directors.  Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the general corporation laws of the State of Nevada.

Section 4.  Not Exclusive of Other Rights.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

The Corporation’s indemnity of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.  Violation of Law.  Nothing contained in this Article, or elsewhere in these bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

Section 7.  Coverage.  For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE IX

General Provisions

Section 1.  Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the general corporation laws of the State of Nevada.

Section 2.  Record Date for Purposes Other Than Shareholder Notice.  The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

Section 3.  Seal.  The seal of the Corporation may have inscribed thereon the name of the Corporation and “Nevada” around the perimeter, and the words “Corporate Seal” in the center.

Section 4. Notice. Except as otherwise provided in these bylaws, notice to directors and shareholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the shareholder or director at such shareholder’s or director’s address as it appears on the records of the corporation; (b) if by facsimile telecommunication, when directed to a number at which the shareholder or director has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the shareholder or director has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to the shareholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to the shareholder or director in a manner consented to by such shareholder or director.

Section 5.  Waiver of Notice.  Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the Articles of Incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

Section 6.  Depositories and Checks.  All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 7.  Bond.  The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 8.  Fiscal Year.  The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.

Section 9.  Loans.  Except as otherwise permitted by law, the Corporation shall not directly or indirectly extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Corporation or any subsidiary or parent.

Section 10.  Amendments.  Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted exclusively by resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Corporation.  Notwithstanding the foregoing, so long as any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock are outstanding, any amendment, alteration, change or modification to any provision pertaining to the Series A-1 Directors, including, without limitation, the second paragraph of Article II Section 9 or any provision referencing the second paragraph of Article II Section 9, may only be made with the consent of the holders of more than 50% of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

Section 11.  Force and Effect.  These bylaws are subject to the provisions of the general corporation laws of the State of Nevada and the Articles of Incorporation, as the same may be amended from time to time.  If any provision in these bylaws is inconsistent with an express provision of either the general corporation laws of the State of Nevada or the Articles of Incorporation, the provisions of the general corporation laws of the State of Nevada or the Articles of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.

Section 12.  Acquisition of Controlling Interest.  The provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, shall not apply to this Corporation.

[END OF BYLAWS]